UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 16, 2006

Dhanoa Minerals Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-129864	98-0470528
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1330 Martin Grove Road, Toronto, Ontario, Canada	M9W 4X4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 1-416-838-4348

250 Wellington Street West, Suite 639, Toronto, Canada M5V 3P6
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective November 16, 2006, Mr. Joel Paul Kelland has resigned as a director of Dhanoa Minerals Ltd. (the “Company”). There have been no disagreements between the Company and Mr. Kelland regarding the Company’s operations, policies or practices.

Effective November 16, 2006, the Board of Directors of the Company appointed Mr. Michael A. Dehn as a director of the Company to fill the vacancy created by the resignation of Mr. Kelland.

Mr. Michael A. Dehn became a director of the Company effective November 16, 2006. From October 2005 to the present, Mr. Dehn is the Chief Executive Officer and a director of Nayarit Gold. From September 2005 to May 2006, he was the Vice President of Corporate Development of Grandview Gold (GVX.TSX). From August 2005 to the present, Mr. Dehn has been a mining consultant to Kings Bay Gold (KBG.TSX) and to Planet Exploration (PXI.TSX). From June 2005 to the present, he is a director of Metalore Resources (MET.TSX). From 1994 to August, 2005, Mr. Dehn was the Senior Geologist of Goldcorp Inc. in Toronto, Canada.

ITEM 7.01 REGULATION FD DISCLOSURE.

We issued a press release in connection with the management change and the change of the address of its principal executive offices described in Item 5.02 and Item 8.01 of this Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

Because of the recent changes in the management of the Company, the Board of Directors has authorized a change in the location of its principal executive offices to 1330 Martin Grove Road, Toronto, Ontario, Canada M9W 4X4.

Effective November 16, 2006, Mr. Balwant Grewal cancelled 4,600,000 shares of the common stock of the Company owned by him. As of November 16, 2006, there were a total of 45,300,000 shares of common stock of the Company issued and outstanding.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

   (c) Exhibits.

99.1 Press Release dated November 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2006

Dhanoa Minerals Ltd.

By:	/s/ Paul Roberts
Name:	Paul Roberts
Title:	Chief Executive Officer and President